UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 17, 2006
COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-6732	95-6021257

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Lane Road
Fairfield, New Jersey	07004

(Address of principal executive offices)	(Zip Code)
(973) 882-9000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Employment Agreement with Mark A. Pytosh
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     On August 17, 2006, Covanta Holding Corporation (the “Company”), Covanta Energy Corporation, the Company’s wholly-owned subsidiary (“Covanta Energy”) and Mark A. Pytosh entered into an employment agreement (the “Employment Agreement”) under which Mr. Pytosh will serve as a Senior Vice President and the Chief Financial Officer of the Company, subject to the terms and conditions of the Employment Agreement. The Employment Agreement is effective as of September 1, 2006 and has a term expiring October 5, 2009. Pursuant to the Employment Agreement, Mr. Pytosh is entitled to an initial base salary of $375,000 per year and an annual target bonus of at least 60% of his base salary, depending upon Covanta Energy’s achievement of certain financial targets and other criteria approved by the Company’s Board of Directors or Compensation Committee thereof (the “Board”). Mr. Pytosh will receive a grant of 20,000 shares of restricted stock, and options to purchase 50,000 shares of the Company’s common stock, with an exercise price to be determined by the fair market value of the common stock on the date of the grant, pursuant to the Company’s Equity Award Plan for Employees and Officers. The restricted stock vests in three equal installments, with 34% of such shares vesting in three equal annual installments that commence on March 17, 2007, as long as Mr. Pytosh is employed by the Company, and 66% of such shares vesting in three equal annual installments, commencing on March 17, 2007, in accordance with Covanta Energy’s achievement of certain free cash flow, adjusted EBITDA or other performance-based metrics of Covanta Energy as approved by the Board. The options vest in two equal installments, commencing on March 17, 2007. Mr. Pytosh’s employment is subject to non-competition, non-solicitation and confidentiality provisions as set forth in the Employment Agreement. In the event that Mr. Pytosh is terminated for any reason other than for “cause,” he shall be entitled to an amount equal to the product of (i) his then current annual base salary plus his average annual bonus for the preceding two years, times (ii)1.5, payable 50% on the date of termination and 50% pro rata on a monthly basis over the eighteen-month period following termination. Upon termination other than for “cause,” Mr. Pytosh shall forfeit all rights and interests to any unvested equity awards, except for those equity awards that would otherwise vest within three months of the date of his termination. The Employment Agreement also provides for the acceleration of the vesting of the equity awards in the event of a change in control of the Company or Covanta Energy.
     The description in this Item 1.01 of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 17, 2006, the Company issued a press release announcing the appointment of Mark A. Pytosh as Senior Vice President and Chief Financial Officer of the Company, effective as of September 1, 2006. Mr. Pytosh, who is 41, had been Executive Vice President since February 2004 and Chief Financial Officer since May 2005 of Waste Services, Inc., a publicly-traded Florida-based waste collection, disposal and recycling company. From 2000 until

February 2004, Mr. Pytosh was a Managing Director in Investment Banking at Lehman Brothers where he focused on working with clients in the industrial sector, including leading the firm’s banking efforts in the solid waste industry. Before joining Lehman Brothers in 2000, Mr. Pytosh had 15 years of investment banking experience at Donaldson, Lufkin & Jenrette and Kidder, Peabody. See Item 1.01 above for a description of Mr. Pytosh’s Employment Agreement which is incorporated by reference in this Item 5.02.
     The previously announced departure of Craig D. Abolt as Senior Vice President and Chief Financial Officer, will take effect as of August 18, 2006.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired – Not Applicable

(b)	Pro Forma Financial Information – Not Applicable

(c)	Shell Company Transactions – Not Applicable

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Employment Agreement, dated as of August 17, 2006 among Covanta Holding Corporation, Covanta Energy Corporation and Mark A. Pytosh.

99.1	Press Release dated August 17, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: August 17, 2006
COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson,
Title:	Senior Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Employment Agreement dated as of August 17, 2006 among Covanta Holding Corporation, Covanta Energy Corporation and Mark A. Pytosh.

99.1	Press Release dated August 17, 2006.

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